Exhibit 32.2

        Certification under Section 906 of the Sarbanes-Oxley Act of 2002

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Philip
L. Jones, as Chief Operating Officer of Profile Technologies, Inc., hereby certify that the Quarterly Report fully complies with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Profile Technologies, Inc.


Date:  November 11, 2005                                 /s/ Philip L. Jones
                                                         -----------------------
                                                         Philip L. Jones
                                                         Chief Operating Officer